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                                                                 EXHIBIT (a)(31)

                           DATRON SYSTEMS INCORPORATED

                       FIRST AMENDMENT TO RIGHTS AGREEMENT

         THIS FIRST AMENDMENT TO RIGHTS AGREEMENT (this "AMENDMENT") is made as of June 24, 2001 between DATRON SYSTEMS INCORPORATED, a Delaware corporation (the "COMPANY"), and MELLON INVESTOR SERVICES LLC (the "RIGHTS AGENT").

         WHEREAS, the Company and the Rights Agent entered into that certain Rights Agreement dated as of September 5, 2000 (the "RIGHTS AGREEMENT") (capitalized terms used in this Amendment but not defined herein shall have the meaning assigned to them in the Rights Agreement); and

         WHEREAS, the Company and the Rights Agent desire to irrevocably amend the Rights Agreement as provided below.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions set forth below, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties to this First Amendment to Rights Agreement hereby agree as follows:

                                    AMENDMENT

1.       AMENDMENT OF THE RIGHTS AGREEMENT.

         1.1 A new Section 25.10 of the Rights Agreement is hereby added as follows:

             "Section 25.10. PERMITTED TRANSACTIONS. Reference is made to the Agreement and Plan of Merger and Reorganization by and among The Titan Corporation, a Delaware corporation ("Parent"); Gem Acquisition Corp., a Delaware corporation ("Merger Sub"); and the Company, dated as of June 24, 2001, as it may be amended from time to time (the "Merger Agreement"). Notwithstanding any other provision of this Agreement to the contrary, neither Parent nor Merger Sub nor any of their respective affiliates shall be or become an Acquiring Person, and neither a Distribution Date nor a Shares Acquisition Date shall occur, and the Rights will not separate from the Common Stock, as a result of the execution, delivery or performance of the Merger Agreement, the announcement or commencement of the offer by Parent to acquire all of the outstanding shares of the common stock of the Company pursuant to the terms of the Merger Agreement (the "Offer"), the consummation of the Offer, the assumption by Parent of options to acquire common stock of the Company, the merger of Merger Sub with and into the Company in accordance with the terms of the Merger Agreement (the "Merger") or the other transactions contemplated in the Merger Agreement in each case, in accordance with the terms thereof, as such terms may


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             be amended from time to time, and none of Parent, Merger Sub, nor the corporation surviving in the Merger (the "Surviving Corporation"), nor any of their respective affiliates, shall have any obligations under this Agreement as of and following the announcement or commencement of the Offer, and/or the consummation of the Offer or the Merger, and/or the time when the Merger becomes effective pursuant to the Merger Agreement (the "Effective Time") to any holder (or former holder) of Rights, IT BEING UNDERSTOOD that the Surviving Corporation will not exist until after the Merger is consummated. "

         1.2 Section 24.1of the Rights Agreement is amended as follows:

             Clause (iv) of Section 24.1 of the Rights Agreement is hereby amended by the addition of the following text at the end of the clause "except in connection with the transaction contemplated in
             Section 25.10 hereof":

         1.3 Clause (i) of Section 7.1 of the Rights Agreement is amended to read in its entirety as follows:

             "(i) the earlier to occur of (x) the Effective Time and (y) September 5, 2010 (the earlier to occur of (x) and (y) being the "Final Expiration Date") or"

2. NO OTHER AMENDMENT. Except as modified by this Amendment, the Rights Agreement shall remain in full force and effect without any modification. By executing this Amendment below, the Company certifies that this Amendment has been executed and delivered in compliance with the terms of Section 25.2 of the Rights Agreement. This Amendment shall be deemed an amendment to the Rights Agreement and shall become effective when executed and delivered by the Company and the Rights Agent as provided under Section 25.2 of the Rights Agreement. This Amendment shall be irrevocable and each of Parent and Merger Sub shall be an express third party beneficiary hereof.

3. EFFECT OF AMENDMENT. Except as and to the extent expressly modified by this Amendment, the Rights Agreement and the exhibits thereto, shall remain in full force and effect in all respects. In the event of a conflict or inconsistency between this Amendment and the Rights Agreement and the exhibits thereto, the provisions of this Amendment shall govern. The Company hereby certifies that the proposed amendment is in compliance with the terms of Section 25.2 of the Rights Agreement.

4. COUNTERPARTS. This Amendment may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.



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         The parties hereto have caused this Amendment to be executed and delivered as of the day and year first written above.

                                           DATRON  SYSTEMS INCORPORATED


                                           /s/ DAVID A. DERBY
                                           -------------------------------------



                                           MELLON INVESTOR SERVICES LLC


                                           By: /s/ JOSEPH CANNATA
                                               ---------------------------------

                                           Name:  JOSEPH CANNATA
                                                 -------------------------------

                                           Title:  ASSISTANT VICE PRESIDENT
                                                  ------------------------------

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